LIMITED POWER OF ATTORNEY

The undersigned, Brian T. Swette, authorizes and designates Michael Pope, Jason Sebring and Maura Fleming to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Shutterfly, Inc. The authority of Michael Pope, Jason Sebring and Maura Fleming under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Shutterfly, Inc., unless earlier revoked in writing. The undersigned acknowledges that Michael Pope, Jason Sebring and Maura Fleming are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Limited Power of Attorney supersedes all prior authorizations and designations.

Dated:  July 20, 2017 Signature:     /s/ Brian T. Swette